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Exhibit 3.21.1

LAUREL CREEK CO., INC.

By-Laws
Restated November 28, 1988
Amended April 1, 2003

ARTICLE I
OFFICES

Section 1.    Registered Office.

        The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the Corporation Trust Company shall be the registered agent of the corporation.

Section 2.    Principal Place of Business and Other Offices.

        The principal place of business of the corporation shall be in Wilmington, Delaware. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings.

        All meetings of the stockholders for the election of Directors shall be held at the principal office of the corporation, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    Annual Meetings.

        Annual meetings of stockholders, commencing with the year 1989, shall be held on the third Tuesday in March if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., local time, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect a Board of Directors, in the manner set forth in Article III below, and transact such other business as may properly be brought before the meeting.

Section 3.    Notice of Annual Meetings.

        Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.    Voting List.

        The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.    Special Meetings.

        Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the President, and shall be called by the President or Secretary at the request, in writing, of one (1) Director if there are two (2) Directors, or a majority of Directors if there are more than two (2) Directors, or at the request, in writing, of the stockholders owning at least fifty (50) percent of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 6.    Notice of Special Meetings.

        Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.    Limitation of Business Transacted at Special Meetings.

        Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.    Voting and Quorum.

        At each meeting of the stockholders of the corporation, the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock shall be necessary to constitute a quorum for the transaction of any business, and the affirmative vote of the holders of a majority of the issued and outstanding shares of stock shall be necessary to adopt any resolution, carry any motion, or take any corporate action which requires the vote of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.    Proxies.

        Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be exercised after three years from its date, unless the proxy provides for a longer period.

Section 10.    Action Without Meeting.

        Unless otherwise provided in the Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of outstanding shares of Common Stock. Prompt notice of the taking of the corporate action without a meeting by less than majority written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 1.    Numbers.

        The number of Directors constituting the entire Board shall be at least one. Subject to the foregoing limitation, the number of Directors may be increased or decreased and the number may be fixed from time to time by action of the stockholders or of the Directors. Directors need not be stockholders.

Section 2.    Election.

        Directors shall be elected by the affirmative vote of holders of at least a majority of the shares of Common Stock at the time outstanding,

Section 3.    Removal and Vacancies.

        Holders of Common Stock shall have the right by the affirmative vote of holders of at least a majority of the shares of stock at the time outstanding to remove any or all of the Directors at any time, with or without cause, and shall have the right by that vote to fill any vacancy among the Directors, resulting from removal, resignation, death or other cause.

Section 4.    Powers of the Board.

        The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Restated By-laws directed or required to be exercised or done by the stockholders.

Section 5.    Place of Meetings of the Board.

        The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.    Annual Meeting of the Board.

        The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 7.    Regular Meetings of the Board.

        Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 8.    Special Meetings of the Board.

        Special meetings of the Board may be called by the President on four (4) days' notice to each Director, either personally or by telegram, telex or cable; special meetings shall be called by the President in like manner and on like notice on the written request of any Director.

Section 9.    Quorum.

        At all meetings of the Board, one (1) of the Directors shall constitute a quorum if there are two (2) Directors, and a majority of Directors shall constitute a quorum if there are more than two (2) Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.    Action Without Meeting.

        Unless otherwise restricted by the Restated Certificate of Incorporation or these Restated By-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board entitled to vote upon such action consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 11.    Telephone Meetings.

        Unless otherwise restricted by the Restated Certificate of Incorporation or these Restated By-laws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence at the meeting.

Section 12.    Action of the Board.

        Except as provided in Section 10 of this Article III, any corporate action required or permitted to be taken at any meeting of the Board of Directors shall be taken by the affirmative vote or written consent of one (1) Director if there are two (2) Directors, or by a majority of Directors if there are more than two (2) Directors.

Section 13.    Compensation of Directors.

        Unless otherwise restricted by the Restated Certificate of Incorporation or these Restated By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
NOTICES

Section 1.    Form.

        Whenever, under the provisions of the statutes or of the Restated Certificate of Incorporation or of these Restated By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, telegram, telex or cable, addressed to such Director or stockholder, at his address as it appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited for immediate transmission or delivery with the communication medium selected.

Section 2.    Waiver.

        Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation or of these Restated By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.    The Officers.

        The officers of the corporation shall be a President, a Treasurer, a Secretary, and such Vice Presidents and other officers as from time to time are appointed by the Board of Directors.

Section 2.    Salaries.

        The salaries and other compensation of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 3.    Removal; Vacancies.

        The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4.    President.

        The President shall have general authority to manage the business of the corporation, shall direct the day to day operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 5.    Treasurer.

        There shall be a Treasurer of the corporation, and who shall be subject to the direction of the President. He shall have such duties as shall be established from time to time by the Board of Directors,

        If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 6.    Vice Presidents.

        There may be one or more Vice Presidents, who shall be subject to the direction of the President. He or they shall have such duties as shall be established from time to time by the Board of Directors.

Section 7.    Secretary.

        There shall be a Secretary who shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall attend to the giving of notice of all meetings of the stockholders and, if notice is required, of meetings of the Board of Directors. He shall keep an account for all books, documents, papers and records of the corporation, except for those for which some other officer or agent is properly accountable and he shall perform such other duties as may be prescribed by the Board of Directors.

Section 8.    Controller.

        There may be a Controller, who shall be subject to the direction of the Treasurer. He shall have such duties as shall be established from time to time by the Board of Directors.

Section 9.    Other Officers and Agents.

        The Board of Directors may appoint such other officers and agents as shall be necessary, who shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

Section 10.    Compensation.

        The Board of Directors shall have the power to fix the compensation of all officers of the corporation.

ARTICLE VI
CERTIFICATE OF STOCK

Section 1. Form of Certificate.

        Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice President and the Treasurer or the Secretary of the corporation, certifying the number of shares owned by him in the corporation.

        If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish, without charge, to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.    Facsimile Signatures.

        Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.    Lost Certificates.

        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.    Transfers of Stock.

        Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. All transfers of stock must be in strict compliance with the restrictions contained in the Fourth Article of the Restated Certificate of Incorporation. No transfer of stock shall be made unless the Board of Directors shall approve such transfer as being in compliance with the restrictions contained in the Restated Certificate of Incorporation.

Section 5.    Record Date.

        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Registered Stockholders.

        The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
GENERAL PROVISIONS

Section 1.    Dividends.

        Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.

Section 2.    Reserves.

        Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.    Annual Statement.

        The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4.    Checks and Other Money Instruments.

        All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.    Fiscal Year.

        The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6.    Seal.

        The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.    Indemnification.

        The corporation shall indemnify its officers, Directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

Section 8.    Compliance with Homeland Security Act of 2002.

        For purposes of compliance by the corporation with Subtitle C of Title XI of the Homeland Security Act of 2002, Pub. Law No. 107-296 (the Safe Explosives Act), none of its shareholders, directors, officers, employees or agents shall have the power to direct the management and policies of the corporation pertaining to explosive materials; with the exception of (i) the duly elected and acting President, and (ii) any employee of the corporation to whom the President may expressly grant in writing such power to direct the management and policies of the corporation pertaining to explosive materials, but only so long as that individual remains employed by the corporation. The President may at any time in his sole and exclusive discretion revoke such power, either orally or in writing.

ARTICLE VIII
AMENDMENTS

        These Restated By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Restated Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Restated Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.

ARTICLE IX
STOCK HELD BY THE CORPORATION

        The Board of Directors or such other Directors, officers or individuals as the Board by resolution may appoint shall have full power and authority on behalf of the corporation in person or by proxy to attend, to act and to vote at any meeting of stockholders of any corporation in which the corporation may hold stock and at any such meeting shall possess, and may exercise, any and all of the rights and powers incident to the ownership of such stock.

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Exhibit 3.21.1